UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 15, 2006

VYYO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30189	94-3241270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6625 The Corners Parkway, Suite 100, Norcross, Georgia	30092
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code  (678) 282-8000

6625 The Corners Parkway, Suite 210

Norcross, Georgia 30092

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective November 15, 2006, Vyyo Inc. (the “Company”) named Gil Brosh as Israeli General Manager and Vice President of Marketing and Business Development, Wireless Solutions.  Mr. Brosh, age 42, joined the Company in June 2006 as Vice President of Marketing and Business Development, Wireless Solutions.

Prior to joining the Company, Mr. Brosh was Director, Product Management in the Converged Systems Division of Avaya Inc. (NYSE: AV) from August 2001 to June 2006, and General Manager of Avaya Communications Ltd. (Israel) from February 2005 to June 2006.  Avaya Inc. is a global provider of communication systems, applications and services.  Avaya Communications Ltd. (Israel), a wholly owned subsidiary of Avaya Inc., is a product management, research and development and production facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYYO INC.

Date: November 21, 2006	By:	/s/ Tashia L. Rivard
Tashia L. Rivard
General Counsel and Secretary